UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2013 hhgregg, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-33600

Delaware	20-8819207
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
4151 East 96th Street
Indianapolis, Indiana 46240
(Address of principal executive offices, including zip code)
(317) 848-8710
(Registrant’s telephone number, including area code)
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company issued a press release on December 26, 2013, which is attached hereto as Exhibit 99.1, announcing the following events that occurred on December 20, 2013:

Departure of Directors or Certain Officers
The Board of Directors (the “Board”) of hhgregg, Inc. (the “Company”) accepted the resignation of Jeremy J. Aguilar as the Chief Financial Officer (Principal Financial and Accounting Officer) and Secretary of the Company, effective January 31, 2014.

Appointment of Certain Officers
The Board appointed Andrew S. Giesler to serve as interim Chief Financial Officer (Principal Financial and Accounting Officer) and Secretary effective January 31, 2014 until a new Chief Financial Officer (Principal Financial and Accounting Officer) and Secretary is appointed. Mr. Giesler, 36, has served the Company in several roles since joining the Company in May 2007, including Senior Vice President, Finance, Vice President, Finance, Vice President, Controller and Director of Finance and Investor Relations.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release of hhgregg, Inc. dated December 26, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

hhgregg, Inc.

Date: December 26, 2013	By:	/s/ Jeremy J. Aguilar
Jeremy J. Aguilar
Chief Financial Officer